Exhibit 99.1

Builders FirstSource Hires Amy Bass Messersmith as Chief People Officer

DALLAS, March 7, 2022 – Builders FirstSource, Inc. (NYSE: BLDR) (“Builders FirstSource”), today announced that Amy Bass Messersmith will be joining Builders FirstSource as its Chief People Officer, effective March 14, 2022. In this role, Ms. Messersmith will be a member of the Builders FirstSource executive leadership team, overseeing all aspects of human resources, including the implementation of strategies to develop and promote best practices in organizational and leadership development, diversity and inclusion, and talent acquisition, development and management.

“We are excited to bring Ms. Messersmith on as Chief People Officer, and I am confident that her strong and broad-based experience will help Builders FirstSource be an employer of choice and deliver best in class human resources capabilities for our more than 28,000 team members, enabling them to continue to focus on delivering for customers and making our company the best partner in the industry,” said Builders FirstSource President & CEO, Dave Flitman.

Ms. Messersmith formerly held the role of Chief Human Resources Officer for U.S. Anesthesia Partners. Prior to joining USAP, she held the Chief People Officer roles at TDIndustries, Inc. and Pizza Hut, Inc., as well as progressive leadership positions with PepsiCo, Inc., Frito Lay North America, PricewaterhouseCoopers, and Accenture Consulting.

Builders FirstSource was assisted in its search by DHR Global, a leading provider of executive search, leadership consulting, and emerging leader search solutions in more than 50 markets spanning 22 countries.

About Builders FirstSource

Headquartered in Dallas, Texas, Builders FirstSource is the largest U.S. supplier of building products, prefabricated components, and value-added services to the professional market segment for new residential construction and repair and remodeling. We provide customers an integrated homebuilding solution, offering manufacturing, supply, delivery and installation of a full range of structural and related building products. With the acquisition of National Lumber, we operate in 42 states with approximately 565 locations and have a market presence in 47 of the top 50 and 85 of the top 100 MSA’s, providing geographic diversity and balanced end market exposure. We service customers from strategically located distribution and manufacturing facilities (certain of which are co-located) that produce value-added products, such as roof and floor trusses, wall panels, stairs, vinyl windows, custom millwork, and pre-hung doors. Builders FirstSource also distributes dimensional lumber and lumber sheet goods, millwork, windows, interior and exterior doors, and other building products. For more information about Builders FirstSource, visit the Company’s website at www.bldr.com.

About DHR

DHR is a leading, privately-held provider of executive search, leadership consulting, and emerging leader search solutions in more than 50 markets spanning 22 countries. With expertise in more than 20 industries and functional areas, DHR pairs clients with resourceful consultants who have the most experience in their world. For more than 30 years, DHR has solved talent challenges by being connected, accountable, attentive, and prepared to hit the ground running to ensure clients have the best talent available.

Forward-Looking Statements

Statements in this news release and the schedules hereto that are not purely historical facts or that necessarily depend upon future events, including statements about expected market share gains, forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, synergies, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. In addition, oral statements made by our directors, officers and employees to the investor and analyst communities, media representatives and others, depending upon their nature, may also constitute forward-looking statements. As with the forward-looking statements included in this release, these forward-looking statements are by nature inherently uncertain, and actual results may differ materially as a result of many factors. All forward-looking statements are based upon information available to Builders FirstSource, Inc. on the date this release was submitted. Builders FirstSource, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the continuing COVID-19 pandemic, the Company’s growth strategies, including gaining market share and its digital strategies, or the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, lumber prices and the economy, including labor and supply shortages. Builders FirstSource, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource, Inc.’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and in the other reports filed by the Company with the SEC. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

Investor Contact

Michael Neese

SVP, Investor Relations

Builders FirstSource, Inc.

(214) 765-3804

Media Contact

ICR for Builders FirstSource

bldr@icrinc.com